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                                                                  EXHIBIT (10gg)

                         BRUSH ENGINEERED MATERIALS INC.

                Amendment No. 1 to the 1997 Stock Incentive Plan for Non-Employee Directors (As Amended and Restated as of May 1, 2001)

            Pursuant to Section 12 of the Brush Engineered Materials Inc. 1997 Stock Incentive Plan for Non-Employee Directors (As Amended and Restated as of February 7, 2001) (the "Plan"), the Board of Directors of Brush Engineered Materials Inc. hereby amends the Plan as follows effective as of February 3, 2004.

            1. Section 9 of the Plan is amended in its entirety to read as follows:

9. ASSIGNABLITY AND TRANSFERABILITY

            (a) Except as provided in Section 9 (a) and 9 (b) below, no options or deferred shares shall be transferable by an Eligible Director except by will or the laws of descent and distribution, and options shall be exercisable during the lifetime of an Eligible Director only by an Eligible Director or, in the event of an Eligible Director's legal incapacity to do so, by an Eligible Director's guardian or legal representative acting on behalf of an Eligible Director in a fiduciary capacity under state law and/or court supervision.

            (b) Notwithstanding Section 9 (a) above, options may be transferable upon the death of an Eligible Director, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of an Eligible Director, as may have been designated in writing by an Eligible Director by means of the form of beneficiary designation approved by the Committee. Such beneficiary designation may be made at any time by an Eligible Director and shall be effective when it is filed, prior to the death of an Eligible Director, with the Committee. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Committee.

            (c) Notwithstanding Section 9 (a) above, options may be transferable by an Eligible Director, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of an Eligible Director; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as an Eligible Director.

            2. The Plan shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Plan, and shall remain in full force and effect.